UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 7, 2015
Date of Report (Date of earliest event reported)

GALA GLOBAL INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-52044	42-1771014
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

2780 South Jones Blvd., #3725, Las Vegas, Nevada		89146
(Address of principal executive offices)		(Zip Code)

(775) 321-8238
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02        DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Mr. George Lefevre resigned as a director with the Company effective as of May 6, 2015.  Mr. Lefevre will remain with the Company as a consultant.  The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On May 6, 2015, Mr. Drew Milburn was appointed as the sole member of the Company’s Board of Directors and as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary.

The biography for Mr. Milburn is set forth below:

Most recently, Mr. Milburn was the President and CEO of Medican US Systems Inc., a wholly owned subsidiary of Medican Enterprises, INC.  Medican US Systems was focused on expanding the many sectors of business as it relates to Cannabis both here in the United States and Internationally.  Mr. Milburn is a decorated former United States Marine. He served 12 years as a logistics specialist earning himself a position as an expert in his field. A logistics specialist is charged with military operations that deal with procurement, distribution, maintenance, and replacement of material and personnel. Even after his Honorable discharge the Marine Corps sought him out to reenlist because of his particular expertise in the field of logistics. Mr. Milburn owned and successfully operated multiple retail and manufacturing facilities associated with the motorsports industry such as Ultra Motorcycles in Riverside California, Bikers Dream of Sacramento California, Bikers Dream of Thousand Oaks California, Bikers Dream of San Diego, and Easyriders of San Diego.

From 2005 until 2008 Mr. Milburn helped to develop more than 50 separate indoor garden facilities working with caregivers in the Southern California medical cannabis industry to prove his theories.

In 2009 Mr. Milburn opened his first medical cannabis dispensary in North Hollywood California called Lankershim Caregivers.  Although Lankershim Caregivers was a well-run dispensary, Los Angeles was delaying the writing of clear rules for medical cannabis, it was for this reason Mr. Milburn closed Lankershim Caregivers and moved to Colorado where a clear regulatory process was being formed.

In 2010 Mr. Milburn opened a large medical cannabis dispensary and garden facility in Colorado Springs Colorado named We Grow Colorado. It was to be the first medical marijuana license issued in Colorado Springs.  In December 2012 Mr. Milburn closed We Grow Colorado, merging his cultivation center with another local cultivator.  Since that time Mr. Milburn has traveled nationally and internationally helping both government officials and other entrepreneurs to demystify the business of medical cannabis and provide some clarity for them to operate by.

Among groups that Mr. Milburn has consulted with has been Health Canada, Mesa Arizona law enforcement and city officials, Chino Valley Arizona city officials and Clark County Nevada county officials.  Mr. Milburn is considers himself to be one of the pioneers in the world of medical cannabis and a leader in the medical cannabis sector because of his approach to the operations of both the cultivation centers and Dispensaries and their relationship to this newly recognized industry within the US.

ITEM 9.01     Exhibits

(b)

Exhibit No.	Exhibit
17.1	Resignation of George Lefevre

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 7, 2015	By:	/s/ George Lefevre
George Lefevre
	Title:	Chief Executive Officer